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Exhibit 5.1

September 19, 2005

VeriFone Holdings, Inc.,
2099 Gateway Place, Suite 600,
San Jose, CA 95110.

Ladies and Gentlemen:

        In connection with the registration pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act") of 2,389,985 shares (the "Securities") of Common Stock, par value $0.01 per share, of VeriFone Holdings, Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company's Board of Directors and the Pricing Committee thereof authorizing the issuance of the Securities (the "Resolutions"), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. This opinion is in addition to our opinion that was filed as Exhibit 5.1 to the Company's registration statement on Form S-1 (File No. 333-127998) (the "Initial Registration Statement"), which Initial Registration Statement is incorporated by reference into the registration statement relating to the Securities (the "Registration Statement") pursuant to Rule 462(b) under the Act.

        Upon the basis of such examination, we advise you that, in our opinion, when the terms of the sale of the Securities have been duly established in conformity with the Company's certificate of incorporation and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed, without independent verification, that the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Sullivan & Cromwell LLP

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Exhibit 5.1